UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 24, 2019

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diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 496-5454

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2019, Todd Verdoorn, Ph.D. notified DiaMedica Therapeutics Inc. (“DiaMedica”) of his resignation as Chief Scientific Officer of DiaMedica, effective as of November 15, 2019.

DiaMedica has hired Sydney Gilman, Ph.D., as Vice President, Regulatory Affairs, effective as of November 1, 2019. Dr. Gilman is currently the founder and President of Trident Rx Consulting Services LLC, a regulatory consulting firm, a position he has held since January 2004. Dr. Gilman is a former U.S. Food and Drug Administration (“FDA”) Chemistry reviewer. He spent six years at the FDA in various Center for Drug Evaluation and Research Therapeutic Drug Divisions of the Center for Drug Evaluation and Research with consulting ties to both Biologics and Devices. Dr. Gilman also has an additional 20 years of experience in the pharmaceutical industry in positions ranging from Senior Scientist to Director to Vice President Responsibilities. He earned a Bachelor of Science degree from Loyola College and a Ph.D. in Organic Chemistry from the University of Pittsburgh. Dr. Gilman has been providing regulatory consulting services to DiaMedica since June 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: October 30, 2019